                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 12.1

                                                            For the Year Ended December 31,
                                                       2005       2004       2003       2002       2001
                                                     --------    -------    -------    ------     ------
                                                                     (Amounts in Millions)
Net loss before income taxes                         $  (15.4)   $  (3.3)   $  (1.7)   $ (5.7)    $ (2.6)
Fixed charges                                            20.3        4.6        2.6        --         --
Less interest capitalized                                  --         --         --        --         --
                                                     --------    -------    -------    ------     ------
Earnings                                             $    4.9    $   1.3    $   0.9    $ (5.7)    $ (2.6)
                                                     ========    =======    =======    ======     ======

Interest expense                                     $   19.6    $   4.1    $   2.4    $   --     $   --
Interest capitalized                                       --         --         --        --         --
Amortization of debt discount and issuance costs          0.7        0.5        0.2        --         --
                                                     --------    -------    -------    ------     ------
Fixed charges                                        $   20.3    $   4.6    $   2.6    $   --     $   --
                                                     ========    =======    =======    ======     ======

Ratio of Earnings to Fixed Charges                       0.24       0.28       0.35       N/A        N/A
                                                     ========    =======    =======    ======     ======